Exhibit 10.3


                                 Ten Stix, Inc.
                                  P.O. Box 699
                             Idaho Springs, CO 80452




     This letter is to serve as an agreement between Ten Stix, Inc. and Long Games for representation of the "Push Your Luck" game.

     Whereas, Long Games owns patent #6,000,699 (Push Your Luck) and would like Ten Stix, Inc. to have a non-exclusive representation agreement, we each agree to the following terms:

     1.   George Long of Long Games will have the final say on all pricing.

     2. Long Games will order at least all initial 1ay-outs and approve all layouts.

     3. Long Games agrees to accept all licensing situations that Ten Stix, Inc. proposes in regards to individual casino's rules and regulations.

     4. Long Games agrees to pay Ten Stix, Inc. at least 40% of all leased revenues derived from the "Push Your Luck" game and sold by Ten Stix, Inc. and its associates.

     5. The term of this agreement shall be open ended, however, if either party wishes to terminate this agreement, they can with a 60 day notice to the other party and continued agreed-upon payments based on agreed-upon percentages.



By:  /s/  George M. Long                    By:  /s/  Tom Sawyer
   ------------------------------              -------------------------------
          George M. Long                              Tom Sawyer
          President, Long Gan.                        President, Ten Stix, Inc.